EXHIBIT 24

POWER OF ATTORNEY

WHEREAS, HealthMarkets, Inc., a Delaware corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints William J. Gedwed, Michael E. Boxer and Michael A. Colliflower and each of them individually, his attorney with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of March, 2008.

William J. Gedwed, Director, President and Chief Executive Officer	/s/ William J. Gedwed

Michael E. Boxer, Executive Vice President and Chief Financial Officer	/s/ Michael E. Boxer

Philip Rydzewski, Senior Vice President and Chief Accounting Officer	/s/ Philip Rydzewski

Allen F. Wise, Director and Chairman	/s/ Allen F. Wise

Chinh E. Chu, Director	/s/ Chinh E. Chu

Harvey C. Demovick, Jr., Director	/s/ Harvey C. Demovick

Adrian M. Jones, Director	/s/ Adrian M. Jones

Mural R. Josephson, Director	/s/ Mural R. Josephson

Matthew S. Kabaker, Director	/s/ Matthew S. Kabaker

Andrew S. Kahr, Director	/s/ Andrew S. Kahr

Sumit Rajpal, Director	/s/ Sumit Rajpal

Kamil M. Salame, Director	/s/ Kamil M. Salame

Steven J. Shulman, Director	/s/ Steven J. Shulman